SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2010

STRATSSM Trust for BNSF Funding Trust I Securities, Series 2007-2
(Exact Name of Registrant as Specified in Charter)

Synthetic Fixed-Income Securities, Inc.
(Exact Name of Sponsor and Depositor as Specified in its Charter)

Delaware	001-33639	52-2316339

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Numbers)	Identification No.)

Synthetic Fixed Income Securities, Inc. 301 South College Charlotte, North Carolina		28288

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 214-6274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8      Other Events

       Item 8.01   Other Events

On March 4, 2010, Synthetic Fixed-Income Securities, Inc., trustor for the STRATSSM Trust for BNSF Funding Trust I Securities, Series 2007-2 (the “Trust”) notified the New York Stock Exchange (the “Exchange”) that Burlington Northern Santa Fe, LLC, the successor to Burlington Northern Santa Fe Corporation (“BNSF”) had filed a Form 15 with the Securities and Exchange Commission (the “Commission”) to deregister all of its publicly-traded securities and end its filing obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  BNSF is the parent of BNSF Funding Trust I, and BNSF’s 6.613% Fixed Rate/Floating Rate Junior Subordinated Notes, due December 15, 2055, and related proceeds, are the only assets of BNSF Funding Trust I.  BNSF is also guarantor of the 6.613% Fixed Rate/Floating Rate Trust Preferred Securities (the “BNSF Trust Securities”) issued by BNSF Funding Trust I.  The BNSF Trust Securities, and related proceeds, are the sole assets of the Trust.

On March 8, 2010, the Trust received notice from the Exchange that trading in the STRATS Callable Certificates, Series 2007-2 (ticker symbol “GJX”) (the “Securities”) issued by the Trust would be suspended as of close of business on March 8, 2010, and that the Exchange would make application to the Commission to delist the Securities from the Exchange.  The Exchange stated in a press release dated March 8, 2010 that because BNSF is no longer an Exchange Act registrant, and because the BNSF Trust Securities are the only asset of the Trust, the Exchange believes that the Securities are no longer suitable for exchange trading.  The Exchange noted that it may, at any time, suspend a security if it believes that continued dealings in the security on the Exchange are not advisable.

The Trust has determined that because BNSF is no longer a reporting company under the Exchange Act, the Trust will be unable to satisfy listing requirements for the Exchange or any other national securities exchange or national securities association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Synthetic Fixed-Income Securities, Inc.
(Registrant)

By: /s/ William Threadgill
Name: William Threadgill
Title: President

Date: March 11, 2010

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